Exhibit 10.1

AWARD AGREEMENT

This Award Agreement (this “Agreement”) is made as of ______________ (“Grant Date”) between TSS, Inc. (the “Company”) and ____________ (the “Employee”). The Compensation Committee of the Board of Directors of the Company has authorized the grant to the Employee of restricted shares (the “Restricted Stock”) of the Company’s common stock (“Common Stock”) under the Company’s 2006 Omnibus Incentive Compensation Plan (the “Plan”), subject to the terms and provisions of the Plan and the additional conditions set forth below. Capitalized terms used but not defined in this Agreement have the meanings given to them in the Plan.

The Company and the Employee agree as follows:

1.	The Employee accepts all provisions of the Plan, a copy of which has been delivered to the Employee.

2.	The Company grants to the Employee, subject to the terms and conditions of this Agreement, _______ shares of Restricted Stock. The Employee may exercise full voting rights with respect to the Restricted Stock. The Restricted Stock shall be forfeited automatically when the Employee ceases to be a regular, full-time employee of the Company or a Subsidiary. Unless forfeited in accordance with the immediately preceding sentence, the following shares of Restricted Stock shall become fully vested and no longer subject to forfeiture in accordance with the following:

a.	All of the shares of Restricted Stock shall become full vested upon the occurrence of a Change in Control of the Company.

b.	______ shares of Restricted Stock shall become fully vested on _______________.

c.	______ shares of Restricted Stock shall become fully vested on _______________.

The Company or its transfer agent shall retain the certificates representing the Restricted Stock until the Restricted Stock becomes fully vested and no longer subject to forfeiture.

3.	The Restricted Stock may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

4.	At the time the Restricted Stock vests, or at any time thereafter as requested by the Company, the Employee hereby authorizes withholding from payroll or any other payment of any kind due the Employee and otherwise agrees to make adequate provision for foreign, federal, state and local taxes required by law to be withheld, if any, that arise in connection with the vesting of the Restricted Stock. The Company may require the Employee to make a cash payment to cover any withholding tax obligation upon the vesting of the Restricted Stock.

The Company may permit the Employee to satisfy, in whole or in part, any withholding tax obligation that may arise in connection with the vesting of the Restricted Stock either by electing to have the Company withhold from the shares of Common Stock to be issued upon vesting that number of shares of Common Stock, or by electing to deliver to the Company already-owned shares of Common Stock, in either case having a Fair Market Value equal to the amount necessary to satisfy the statutory minimum withholding amount due. If the Employee elects to satisfy the tax withholding obligation by having the Company withhold shares of Common Stock upon the vesting of the Restricted Stock, the number of shares of Common Stock to be withheld shall be based on the minimum estimated federal, state and local taxes payable by the Employee as a result of the vesting of the Restricted Stock.

5.	Nothing in this Agreement shall interfere with or limit in any way the right of the Company to terminate the Employee’s employment at any time, nor confer upon the Employee any right to continue in the employ of the Company.

6.	No provision of this Agreement may be amended unless such amendment is in writing and signed by the Employee and the Company.

7.	All obligations of the Company under this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

8.	To the extent not preempted by federal law, this Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

9.	This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern.

The undersigned parties have executed this Agreement as of the day and year first above written.

TSS, INC.

By:

EMPLOYEE

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